EXHIBIT 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this "Sublease") dated as of November 13, 2009 is entered into by and between WASATCH RESEARCH PARK 1, LLC, a Utah limited liability company, as master tenant (“Landlord”), and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Tenant").

1.           MASTER LEASE. Landlord is the tenant under that certain University of Utah Research Park Master Form Lease - Lease Agreement dated April, 1 1988, as Amended (collectively, the “Master Lease”).  A copy of the Master Lease is attached hereto and incorporated herein as Exhibit C.  Landlord as Lessee under the Master Lease is leasing the Premises to Tenant as sublessee.

2.           PREMISES.

(a)         Premises. The premises (the “Premises”) is located in three (3) structures situated on approximately 5.9 acres of land (the “Property”) in Salt Lake County, Salt Lake City, Utah commonly known as 770 & 790 Komas Drive, Salt Lake City, Utah 84108 shown on Exhibit A – Site Plan, attached hereto and incorporated herein.  The Property includes (i) the 770 Office/Warehouse Building located at 770 Komas Drive (the “Office/Warehouse Building”), (ii) the 790 Shop Building located at 790 Komas Drive (the “Shop”), (iii) the Electrical Substation located on Komas Drive (the “Substation”), and (iv) the surface parking stalls located on the Property (the “Parking Lot”).  The Office/Warehouse Building, the Shop and the Substation are collectively referred to herein as the “Buildings.”  A legal description of the Property is attached hereto as Exhibit B and incorporated herein.

(b)         Sublease. Landlord hereby subleases to Tenant, and Tenant hereby subleases from Landlord, for the Term of this Sublease (defined in Section 3 below), and subject to the terms and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree, the Premises which include a total of approximately 60,021 rentable square feet (“RSF”), as follows:

(i)	Approximately 49,853 RSF located in the Office / Warehouse Building consisting of 29,320 RSF of office space (the “Office Space”) and 20,533 RSF of warehouse space (the “Warehouse Space”); and

(ii)	Approximately 6,808 RSF located in the Shop; and

(iii)	Approximately 3,360 RSF located in the Substation.

(c)         Common Area. In addition, the Premises shall include the appurtenant right to use the site, the Parking Lot and the landscaped areas appurtenant to or associated with the Office/Warehouse Building, the Shop, and the Substation (collectively, the “Common Area”).

(d)         Acceptance of Premises.   Tenant, by taking possession of the Premises shall be deemed to accept the Premises as being in the condition in which Landlord is obligated to deliver the Premises.  Tenant shall at the end of the Term and any extension herein surrender to Landlord the Premises and all alterations, additions and improvements thereto in the same condition as when received, ordinary wear and tear, damage by fire, earthquake, or act of God excepted.  Landlord has no liability and has made no representation that it will alter, improve, repair, or paint the Premises or any part thereof.

3.           TERM.

(a)           Sublease Term.  The term of this Sublease (the “Term”) initially shall be five (5) years and shall commence on the date in which possession of the Premises is delivered to Tenant (the "Commencement Date").  In the event possession is delivered on a date other than the first day of a calendar month, the first month of the Term shall begin on the first day of the next calendar month.

(b)           Option to Renew.  As long as Tenant is not in default of any provisions of this Sublease at the time of exercise, Tenant shall have two (2) options to extend the Term of this Sublease each for an additional period of five (5) years (each an “Extended Term”) provided that Tenant is leasing the same or greater square footage during the option period(s).  The option must be exercised by written notice to Landlord given at least six (6) months prior to the expiration of the Term then in effect. Should Tenant fail to provide such notice timely, this option to renew shall expire and be null and void for all time thereafter.  Each Extended Term shall be upon the same covenants, agreements, provisions and conditions that are contained in the Agreement, except as expressly provided herein to the contrary.  The Base Rent shall be adjusted to equal the then fair market rental for the Premises as exists upon commencement of each of the Extended Terms.  In these circumstances, the fair market rental for the Premises shall be determined by a reputable, MAI appraiser licensed in the State of Utah mutually approved by Landlord and Tenant.  If Landlord and Tenant cannot agree on the selection of an appraiser, then they each shall select reputable, MAI appraisers licensed in the State of Utah and if these appraisers cannot agree on the fair market rental for the Premises for the Base Rent, then they shall select a third MAI appraiser and the decision of a majority of the appraisers shall establish the fair market rental for the Premises for the Base Rent.  The costs for the appraiser(s) shall be equally split between Landlord and Tenant.

4.           RENT.

(a)           Base Rent.  The triple net, base rent shall be FIVE HUNDRED ONE THOUSAND ONE HUNDRED FORTY-ONE AND 60/100 DOLLARS ($501,141.60) per annum (the “Base Rent”).  The Base Rent consists of the following and/or shall be paid in this manner:

(i)	FORTY ONE THOUSAND SEVEN HUNDRED SIXTY-ONE AND 80/100 DOLLARS ($41,761.80) per month from November 13, 2010 to October 31, 2015 (with the Base Rent prorated for any partial months).

(ii)	The amount of the Base Rent consists of the following components:

Space:	Monthly Rent	Annual Rent
Office Space Rent:	$29,320.00	$351,840.00
Warehouse Space Rent:	$10,263.80	$123,165.60
Shop Rent:	$1,702.00	$20,424.00
Substation Rent:	$476.00	$5,712.00
TOTAL	$41,761.80	$501,141.60

(iii)
One twelfth (1/12) of the Base Rent shall be payable in advance each month on or before the 1st day of each month during the duration of this Sublease, with the first such monthly rental payment plus the security deposit referenced in Section 32 below in the amount of ONE HUNDRED AND TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00) being due upon the execution of this Sublease.  Any partial months shall be prorated accordingly.  Similarly, if the Substation is sold during the Term of this Sublease, the Rents (described hereafter) shall be reduced by the amount of allocated to the Substation set forth above.  All Base Rent and Additional Rent defined below (collectively, the "Rents") shall be paid to the following address, unless otherwise directed in writing: Wasatch Research Park I, LLC, 595 Riverwood Parkway, Suite 400, Logan, Utah 84321.

(b)           Additional Rent.  All obligations payable by Tenant under this Sublease other than the Base Rent are called "Additional Rent."  Unless otherwise provided, Additional Rent shall be paid with the monthly installment of Base Rent.

(c)           Master Lease Escalations.  Tenant shall pay as Additional Rent the amount of any increase in the rental to be paid by Landlord after the Commencement Date of the Sublease as determined under Section 1.4 “Escalation Clause” of the Master Lease.

(d)           Interest, Late Charges, Costs and Attorneys' Fees.  If Tenant fails to pay within ten (10) days of the date due any Rents which Tenant is obligated to pay under this Sublease, the unpaid amount shall bear interest at twelve percent (12%) per annum.  Tenant acknowledges that any late payments of Rents shall cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Sublease, including without limitation administrative, collection and accounting costs, the exact amount of which is difficult to ascertain.  Therefore, in addition to interest, if any payment is not received by Landlord within ten (10) days from the date it is due, Tenant shall also pay Landlord a late charge equal to five percent (5%) of the amount of each such late Rents.  Further, as Additional Rent, Tenant shall be liable to Landlord for costs and attorneys' fees incurred as a result of late payments or non-payments.  Acceptance of any interest, late charge, costs or attorneys' fees shall not constitute a waiver of any default by Tenant nor prevent Landlord from exercising any other rights or remedies under this Sublease or at law.

5.           USE.

(a)           The Premises shall be used for general office, research and light manufacturing uses and any other lawful purpose incidental to Tenant's business, and no other, unless consented to in writing by Landlord.  Tenant shall not do or permit to be done in or about the Premises, Buildings, or Common Area, anything which is prohibited by or in any way in conflict with any and all laws, statutes, ordinances, rules and regulations now in force or which may hereafter be enacted or promulgated or which is prohibited by the standard form of fire insurance policy, or which will increase the existing rate of or affect any fire or other insurance upon the Premises, Buildings or any of its contents, or Common Area or cause a cancellation of any insurance policy covering the Premises or Buildings or any part thereof or any of its contents, or the Common Area (in the case of hazardous material, Tenant shall notify Landlord of any such materials and shall ensure that any such hazardous material is properly controlled, safeguarded, and disposed).  Tenant shall not do or permit anything to be done in or about the Premises, Buildings, or the Common Area which will in any way violate Rules or Regulations attached hereto as Exhibit D and those hereafter reasonably promulgated by Landlord and provided to Tenant, or use or allow the Premises, Buildings or the Common Area to be used for any improper, immoral, or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance, in, on or about the Premises, Buildings, or the Common Area or commit or suffer to be committed any waste in, on or about the Premises, Buildings or the Common Area.

(b)           Tenant shall not manufacture, assemble or store materials in the Common Area.

6.           MAINTAINANCE AND REPAIR.

Tenant, at its sole cost and expense, shall insure and keep and maintain the entire exterior and interior of the Premises, and all facilities and systems appurtenant thereto, in good condition and repair, and in full compliance with all governmental health and police regulations now or hereafter in force.  Tenant shall further keep and maintain the improvements at any time situated upon the Premises and the Parking Lot and the Common Area in good repair, safe, secure and clean, including, without limitation, snow and ice clearance and shrubbery removal, in conformity with the lawful and valid requirements of any governmental authority having jurisdiction over the Property.  Notwithstanding the forgoing, Landlord shall not require any capital replacements that are not approved by Landlord and Tenant.

7.           ALTERATIONS.

(a)           Tenant will not make or suffer to be made any alterations, additions or improvements in excess of $30,000 (collectively, the "Alterations") to or upon the Premises, Buildings, or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written approval, which shall not be unreasonably withheld or delayed.  Any contractor selected by Tenant to make the Alterations in excess of $30,000 shall be subject to Landlord's reasonable prior written approval.  Any Alterations to or upon the Premises shall be made by Tenant at Tenant's sole cost and expense.  All such Alterations permanent in character, made in or upon the Premises either by Tenant or Landlord, may at the option of Landlord, become Landlord's property and, at the end of the term or any extension hereof, shall remain on the Premises without compensation to Tenant unless Landlord requests that Tenant remove any such Alterations.  Notwithstanding the above, Tenant's trade equipment, fixtures, work stations and other items of personal property shall remain Tenant's property.

(b)           Any Alterations shall, when completed, be of such a character as not to lessen the value of the Premises or such improvements as may be located thereon.  Any Alterations shall be made promptly and in a good workmanlike manner, and in compliance with all applicable permits, building and zoning laws, and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and offices.  The costs of any such Alterations shall be paid by Tenant, so that the Premises are free of liens, for services performed, labor and material supplied or claimed to have been supplied.  Before any Alterations shall be commenced, Tenant shall pay any increase in premiums on insurance policies (provided for herein) or ensure adequate coverage is in place for all risks related to the construction of such Alterations and the increased value of the Premises.

8.           SIGNAGE.

Any signage must be removed, at Tenant’s sole cost, at the end of the Term of this Sublease or upon Tenant’s failing to have possession of the Premises.  The cost of installation, maintenance and removal of signage shall be paid by Tenant.  Tenant may place any signage upon the Property permitted under the Master Lease and applicable law .

9.         9.           LIENS.

Tenant shall keep the Premises and the Buildings free from any mechanics' and/or materialmen's liens or other liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  Tenant shall notify Landlord in writing at least seventy-two (72) hours before any work or activity is to commence on the Premises costing in excess of $30,000 which may give rise to such liens to allow Landlord to post and keep posted on the Premises any notices which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens.

10.         DESTRUCTION OR DAMAGE.

(a)           If the Premises are partially damaged by fire or other insured casualty:

(i)
Tenant shall repair the same at Tenant’s expense (but also with the use of the insurance proceeds from the insurance policies purchased by Tenant as described in Section 14 below), subject to the provisions of this Section and provided such repairs can, in Landlord's reasonable opinion, be made within ninety (90) days after the fire or casualty.  During such repairs, this Sublease shall remain in full force and effect but Rents shall be proportionately abated for such damaged part of the Premises.

(ii)
If in Landlord's reasonable opinion the partially damaged Premises can be repaired, but not within ninety (90) days, the Landlord may elect, upon written notice to Tenant within thirty (30) days (the “Notice Date”) of such damages, to have Tenant repair such damages within one hundred eighty (180) days after commencement of repair and continue this Sublease in full force and effect, but with Rents partially abated from the notice date until the completion of repair to the extent of the value of that portion of the Premises of whose use the Tenant is deprived during the period of such repair.  In the event such repairs cannot be made within one hundred eighty (180) days, Landlord may cancel this Sublease as of the date of damage by notice to Tenant on or before the Notice Date.  If Landlord fails to elect to have the Premises repaired or to cancel, Tenant will repair the Premises and rent will abate in the same manner as provided above as though Landlord had elected to have the Premises repaired.

(iii)
If the partially damaged Premises are to be repaired under this Section, Tenant shall repair such damages to the Premises itself.  Except in the event of damage resulting from Landlord's gross negligence or willful misconduct, Tenant shall be responsible for Tenant's equipment, furniture and fixtures, and other alterations, additions and improvements made by Tenant to the Premises and Buildings.

(b)          If in Landlord's or Tenant’s reasonable opinion, the Premises is totally or substantially destroyed by fire or other casualty and cannot be repaired or replaced within one hundred eighty (180) days, this Sublease shall terminate upon notice by either Landlord or Tenant.

11.         This Section purposely omitted.

12.         INDEMNIFICATION.

Tenant agrees to indemnify, defend and hold harmless Landlord and its officers, directors, partners and employees from and against all loss liabilities, judgments, demands, actions, expenses or claims, including reasonable attorney's fees and court costs, for injury to or death of any person, the release of any hazardous materials, or for damages to any property to the extent arising out of or connected with (i) the use, occupancy or enjoyment of this Subleased Premises, Buildings, or Common Area by Tenant or Tenant's agents, employees, invitees, licensees, or contractors (collectively, the "Tenant's Agents"), or any work or activity performed by Tenant or by Tenant's Agents in, or about the Premises, the Buildings, or the Common Area, including any Tenant improvements (but specifically excluding work performed by Landlord or its agents), (ii) any breach or default in the performance of any obligation of Tenant under this Sublease, or (iii) any negligent act of Tenant or Tenant's Agents (excluding Tenant's licensees) on or about the Premises, Buildings, or Common Area or any negligent act of Tenant's licensees on or about the Premises, Buildings or Common Area.  Notwithstanding the foregoing, Tenant shall not be liable to the extent that damage or injury is determined ultimately to be caused by the negligent act of Landlord, or of Landlord's employees, agents, invitees, licensees, or contractors (collectively, "Landlord's Agents").  All property of Tenant kept or stored on this Subleased Premises or in the Buildings shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord free and harmless from any claims arising out of damage to the same, unless such damage shall be caused by the negligent act of Landlord or Landlord's Agents.  The indemnification contained herein shall survive the expiration or earlier termination of this Sublease as to acts occurring prior to such expiration or termination.  If any action or proceeding is brought against Landlord, its employees or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant’s expense.

Landlord agrees to indemnify, defend and hold harmless Tenant and its officers, directors, partners and employees from and against all liabilities, judgments, demands, actions, expenses or claims, including reasonable attorneys' fees and court costs, for injury to or death of any person, the release of any hazardous materials or for damages to any property to the extent arising out of or connected with (i) the use, management or operation of the Premises, the Buildings, the Parking Lot or the Common Area by Landlord or by Landlord's Agents, or any work or activity performed by Landlord or by Landlord's Agents in, on or about the same, (ii) any breach or default in the performance of any obligation of Landlord under this Sublease, or (iii) any negligent act of Landlord or Landlord's Agents on or about the Premises, the Buildings, the Parking Lot or the Common Area.  Notwithstanding the foregoing, Landlord shall not be liable to the extent that damage or injury is determined ultimately to be caused by the negligent act of Tenant or Tenant's Agents.  The indemnification contained herein shall survive the expiration or earlier termination of this Sublease as to acts occurring prior to such expiration or termination.  If any action or proceeding is brought against Tenant, its employees or agents by reason of any such claim, Landlord, upon notice from Tenant, will defend the claim at Landlord’s expense with counsel reasonably satisfactory to Tenant.

13.         COMPLIANCE WITH LEGAL REQUIREMENTS.

Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, the requirements of any board of fire underwriters or other similar body now or hereafter constituted, any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, (collectively the "Applicable Laws"), insofar as any thereof relate to or affect the use or occupancy of the Premises, Buildings, or Common Area, excluding requirements of structural changes now related to or affected by improvements made by or for Tenant.

14.         INSURANCE.

(a) Coverage.  Tenant shall, at all times during the term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage:

(i)   All Risk of Physical Loss Policy with full replacement cost. Business interruption insurance in the event of loss of earnings resulting from physical loss. Earthquake coverage. Landlord named on all policies with a loss payable endorsement.

(ii)  Commercial General Liability including all coverage normally provided therein to cover the Premises with a limit of $5,000,000.00 per occurrence.

(iii)  Business Auto with limit of $1,000,000.00 per occurrence for owned and non-owned vehicles.

(iv) Workers compensation insurance with statutory limits.

(v)  Tenant's Additional Insurance.  Tenant shall, at its sole cost and expense, cause all equipment, machinery, furniture and fixtures, personal property, and Tenant Improvements supplied by Tenant from time to time used or intended to be used in connection with the operation and maintenance of the Premises, to be insured by Tenant against loss or damage.  Except for losses caused by Landlord's gross negligence or willful misconduct, Landlord is in no way liable for any property of the Tenant's.

(b) Insurance Policies.  The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder.  The aforesaid insurance shall name Landlord as an additional insured.  Said insurance shall be with companies having a rating of not less than AX in “Best's Insurance Guide” or as agreed by Landlord.  Tenant shall furnish from the insurance companies or cause the insurance companies to furnish to Landlord certificates of coverage on the Commencement Date and thereafter upon renewal of each policy.  Insurer shall endeavor to provide thirty (30) days prior written notice to Landlord of ,  reduction of coverage, other modification or cancellation, except ten (10) days for non-payment of premium.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry.  Tenant shall, at expiration of such policies, furnish Landlord with  current certificates of insurance.  Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to), after ten (10) days written notice to Tenant and an opportunity to cure by Tenant, procure said insurance on Tenant's behalf and charge Tenant the premiums together with a fifteen percent (15%) handling charge, payable upon demand.  Tenant shall have the right to provide such insurance coverage pursuant to policies obtained by Tenant, provided such policies expressly afford coverage to the Premises, Parking Lot and to Tenant as required by this Lease.

15.         ASSIGNMENT AND SUBLETTING.

In the event Tenant should desire to assign this Sublease or sub-sublet the Premises, Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sub-sublease.  Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Sublease as of the date so specified by Tenant, in which event Tenant may either rescind its request to assign or sub-sublease this Sublease or else Tenant will be relieved of all further obligations hereunder, or (ii) to permit Tenant to assign or sub-sublet such space, subject to prior written approval of the proposed assignee by Landlord, such consent not to be unreasonably withheld or delayed, so long as the use of the Premises by the proposed assignee would be a permitted use and the proposed assignee is of sound financial condition as determined by Landlord.  If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall have deemed to have waived option (i) above, but written approval by Landlord of the proposed assignee shall still be required.  Failure by Landlord to approve a proposed assignee shall not cause a termination of this Sublease.  Any rents or other consideration realized by Tenant under any such sub-sublease and assignment in excess of the Rents hereunder, after amortization of the reasonable costs of extra tenant improvements for which Tenant has paid and reasonable sub-subletting and assignment costs, shall be divided and paid fifty (50%) percent to Landlord and  (50%) percent to Tenant.

Notwithstanding the above, Tenant shall have the right to sub-sublease or assign all or any portion of the Premises during the Term or any Option period to any related entity, subsidiary, or affiliate of Tenant, having at least fifty-one (51%) percent direct common ownership, without having to receive Landlord's consent, but still requiring written notice to Landlord on or before such sub-sublease or assignment has occurred.

No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Sublease.  Any assignment or subletting which conflicts with the provisions hereof shall be void.

16.         RULES.

Tenant shall faithfully observe and comply with all Rules and Regulations attached as Exhibit D and those hereafter reasonably promulgated by Landlord, in writing and after reasonable notice, during the Term or any Option period herein.

17.         ENTRY BY LANDLORD.

Landlord may enter the Premises or Buildings at reasonable hours and upon at least 72 hours reasonable written notice to Tenant to (a) inspect the same, (b) show the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of Tenant's obligations hereunder, (d) post notices of non-responsibility or (e) make repairs required of Landlord under this Sublease, repairs to adjoining space or utility service, or make repairs, alterations or improvements to the Buildings, provided that all such work shall be done as promptly as possible and with as little interference to Tenant as reasonably possible.  Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises occasioned by such entry.  Landlord shall at all times have and retain a key to unlock all doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant).  In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises, without notice, for the limited purpose of abating as quickly as possible said emergency.  Such emergency entrance shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

18.         EVENTS OF DEFAULT.

The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Sublease by Tenant: (a) if Tenant fails to pay Rents when and as the same becomes due and payable and such failure continues for more than ten (10) days after written notice thereof, or (b) if Tenant fails to pay any other sum when and as the same becomes due and payable and such failure continues for more than ten (10) days after written notice thereof; or (c) if Tenant fails to perform or observe any material term or condition of this Sublease, such failure continues for more than thirty (30) days after written notice from Landlord, and Tenant does not within such period begin with due diligence and dispatch the curing of such default, or, having so begun, thereafter fails or neglects to complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) vacation or abandonment of the Premises for a continuous period in excess of fifteen (15) days, or (g) if this Sublease shall be levied upon under any attachment or execution due to Tenant’s actions and such attachment or execution is not vacated within ten (10) days of receipt thereof by Tenant.

19.         TERMINATION UPON TENANT'S DEFAULT.

If an Event of Default shall occur and not be cured in the  time frame referenced herein, Landlord at any time thereafter may give a written termination notice to Tenant, and on the date specified in such notice (which shall not be less than fifteen (15) days after service) Tenant's right to possession shall terminate and this Sublease shall terminate, unless on or before such date all Rents, arrearages and other sums due by Tenant under this Sublease, including reasonable costs and attorneys' fees incurred by or on behalf of Landlord, shall have been paid by Tenant and all other Events of Default by Tenant shall have been fully cured to the satisfaction of Landlord.  Upon such termination, Landlord may recover from Tenant:

(a)           the worth at the time of award of the unpaid Rents which had been earned at the time of termination; plus

(b)           the worth at the time of award of the amount by which the unpaid Rents which would have been earned after termination until the time of award exceeds the amount of such Rents loss that Landlord proves could have been reasonably avoided; plus

(c)           the worth at the time of award of the amount by which the unpaid Rents for the balance of the term of this Sublease after the time of award exceeds the amount of such Rents loss that Landlord proves could not be reasonably avoided; and plus

(d)           any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom; and/or

(e)           At Landlord's elections, such other amounts in addition or in lieu of the foregoing as may be permitted from time to time herein or by applicable law.

The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed by allowing interest at the rate of 7% per annum.  The "worth at the time of award" of the amount referred to in clause (c) above means the monthly sum of the Rents under this Sublease.  Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time thereafter.

20.         CONTINUATION AFTER DEFAULT.

Even though Tenant has breached this Sublease and abandoned the Premises, this Sublease shall continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of its rights and remedies under this Sublease, including the right to recover the Rents as they become due under this Sublease.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Sublease shall not constitute a termination of Tenant's right to possession.  If any fixture, equipment, improvement, installation or appurtenance shall be required to be removed from the Premises and/or Buildings by Tenant, then Landlord (in addition to all other rights and remedies) may, at its election by 10-day prior written notice to Tenant, deem that the same has been abandoned by Tenant to Landlord, or Landlord may remove and store the same and restore the Premises to its original condition at the reasonable expense of Tenant, as Additional Rent to be paid within ten (10) days after written notice to Tenant of such expense.

21.         LANDLORD'S DEFAULT.

If Landlord fails to perform or observe any of its material Sublease obligations herein and such failure continues for thirty (30) days after written notice from Tenant, or such additional time, if any, that is reasonably necessary to promptly and diligently cure such failure after receiving written notice, Landlord shall be in breach of this Sublease (a "Default").  If Landlord commits a Default, Tenant’s Rents may be abated and Tenant may pursue any remedies given in this Sublease or under law.

22.         RIGHT TO CURE TENANT’S DEFAULTS.

All terms and provisions to be performed by Tenant under this Sublease shall be at Tenant's sole cost and expense and without any abatement of Rents (except for Landlord’s Default and failure to cure).  If Tenant fails to pay any sum of money, other than Rents, required hereunder or fails to perform any other act required hereunder and such failure continues for thirty (30) days after notice by Landlord, Landlord may, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Sublease.  All sums paid by Landlord and all incidental costs incurred by Landlord or the value of work performed by Landlord shall be deemed Additional Rent hereunder and shall be payable within ten (10) days of written notice of such sums paid.

23.         ATTORNEYS' FEES.

In the event either party places at issue the enforcement or interpretation of this Sublease, or any part thereof, or the collection of any Rents, or recovery of the possession of the Premises, or files suit upon the same, then the prevailing party shall be awarded its reasonable attorneys' fees and costs from the other party.

24.         EMINENT DOMAIN.

If all or any part of the Premises shall be taken or conveyed as a result of the exercise of the power of eminent domain, this Sublease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Sublease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken or conveyed shall be of such extent and nature as to substantially handicap, impede or impair Tenant's use of the balance of the Premises.  In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent awards or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Sublease or otherwise, provided that Tenant shall be entitled to any and all compensation, damages, income, rent or awards paid for or on account of Tenant's moving expenses, trade fixtures, equipment and any leasehold improvements in the Premises, the cost of which was borne by Tenant, to the extent of the then unamortized value of such improvements for the remaining term of this Sublease.  In the event of a taking of the Premises which does not result in a termination of this Sublease, the monthly rental herein shall be apportioned as of the date of such taking so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the Premises not so taken bears to the total area of the Premises prior to such taking.

25.         SUBORDINATION, ATTORNMENT & NONDISTURBANCE; AND ESTOPPLE CERTIFICATE.

(a)           This Sublease and Tenant’s rights under this Sublease are subject and subordinate to any first mortgage, first deed of trust or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them, which now or at any subsequent time affect the Premises or any interest of Landlord in the Premises or Landlord’s interest in this Sublease and the estate created by this Sublease (except to the extent that (i) any such instrument expressly provides that this Sublease is superior to it or (ii) the mortgagee under a mortgage or beneficiary or trustee under a deed of trust subordinates the mortgage or deed of trust to this Sublease by filing a notice of subordination with the Salt Lake County Recorder at any time before a foreclosure sale is held pursuant to or in connection with the mortgage or deed of trust, in which case the Tenant agrees to attorn to the holder (herein the "Holder" of the first mortgage, first deed of trust or first lien encumbrance)). This provision will be self-operative and no further instrument of subordination will be required in order to effect it.  Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect any such subordination.  Tenant shall be authorized and hereby agrees to pay Rent and any and all other amounts due under this Sublease to the Holder upon notice from the Holder that the Landlord’s license or other authority to collect the Rents has been revoked.

(b)           If the interest of Landlord shall be acquired by Mortgagee (the term "Mortgagee" as used in this Section 25 shall include any purchaser at a foreclosure sale occurring as a result of the first mortgage, first deed of trust or other first lien encumbrance or indenture), Tenant will pay to it all Rents and other sums subsequently payable under this Sublease.  Tenant will, upon request of any one so succeeding to the interest of Landlord, automatically become the Tenant of, and attorn to, such Mortgagee without change in this Sublease.  Such Mortgagee will not be:

26.         Bound by any payment of rent for more than one month in advance, or

(i)	Bound by any amendment or modification of this Sublease made without its written consent, or

(ii)
Obligated to cure existing defaults, other than defaults of a continuing nature of which Mortgagee received notice, and in response to which Tenant afforded Mortgagee a reasonable cure period following such notice;

(iii)
Obligated to Tenant under any provision of this Sublease unless and until Tenant shall provide Mortgagee with notice of Mortgagee's default and a reasonable opportunity to cure the default before exercising any right to terminate this Sublease.

Any notice delivered to the Tenant by Mortgagee shall be valid if delivered to the premises demised by this Sublease.

Upon request by Mortgagee and without cost to Landlord or Mortgagee, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment.  The instrument of attornment will also provide that Mortgagee will not disturb Tenant in its quiet enjoyment of the Premises, the Parking Lot and the Common Areas in accordance with this Sublease.  If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within ten (10) days after written demand, Mortgagee will be entitled to execute, acknowledge, and deliver any such document in behalf of Tenant as Tenant’s attorney-in-fact.  Tenant constitutes and irrevocably appoints Mortgagee as Tenant’s attorney-in-fact to execute, acknowledge and deliver on behalf of Tenant any document described in this paragraph of Section 26.

27.         NO MERGER.

The voluntary or other surrender of this Sublease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing sub-subleases or sub-subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such sub-subleases or sub-subtenancies.

28.         SALE.

In the event the original Landlord hereunder, or any successor owner of the Premises, Buildings, and Common Area shall sell or convey the Premises, Buildings, and Common Areas, and the purchaser assumes the obligations of Landlord under this Sublease, all liabilities and obligation on the part of the original Landlord, or such successor owner, under this Sublease accruing after such Sale shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner; provided Landlord’s successor expressly acknowledges to Tenant its receipt of Tenant’s Security Deposit in full.  Tenant agrees to attorn to such new owner.

29.         NO LIGHT OR VIEW EASEMENT.

Any diminution or shutting off of light or view by any structure erected on lands adjacent to the Buildings shall in no way affect this Sublease or impose any liability on Landlord.

30.          HOLDING OVER.

If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the Term or any Option period of this Sublease, Tenant shall become a tenant from month to month upon the terms herein specified, but at a monthly Base Rent equivalent to 150% of the Base Rent at the end of the term or extension period pursuant to Section 4, payable in advance on or before the first day of each month.  All Additional Rent shall also apply.  Each party shall give the other notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

31.         ABANDONMENT.

If Tenant shall abandon or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

32.         SECURITY DEPOSIT.

(a)           Deposit.  Tenant has deposited with Landlord the Security Deposit in the amount set as security for the faithful performance by Tenant of all of the terms, covenants and conditions required to be performed by Tenant hereunder.  The Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) after the expiration of this Agreement and delivery of possession of the Premises to Landlord if, at such time, Tenant has performed fully and faithfully all of the terms, covenants and conditions hereof.  In the event of termination of Landlord's interest in this Agreement, Landlord shall transfer or credit the Security Deposit to Landlord's successor in interest, and Landlord shall thereupon be released from any liability for the return of the Security Deposit or the accounting therefore, provided the successor in interest expressly acknowledges receipt of the Security Deposit in full less any reductions made due to Tenant’s uncured defaults.  Prior to the time when Tenant is entitled to any return of the Security Deposit, Landlord may intermingle the Security Deposit with its own funds and use the Security Deposit for such purposes as Landlord may determine.  Tenant shall not be entitled to any interest on the Security Deposit.

(b)           Default.  If an Event of Default shall occur and not be cured in the time frame referenced herein, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due hereunder or to compensate Landlord for any other reasonable expense or cost which Landlord may expend, or any loss or damage which Landlord may suffer, by reason of Tenant's default under the terms hereof, including any damages or deficiency in the reletting of the Premises.  If any portion of the Security Deposit is so used or applied, regardless of whether such use or application is before or after Tenant has ceased to occupy the Premises, Tenant shall, within five (5) days after written demand therefor, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its original amount.

33.         WAIVER.

All waivers by either party herein must be in writing and signed by such party.  The waiver of any term or conditions herein shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom, practice or course of conduct between the parties be construed to waive or to lessen the right of either party to insist upon the performance by the other party in strict accordance with said terms.  The subsequent acceptance of Rents hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term or condition of this Sublease, regardless of Landlord's knowledge of such breach at the time of acceptance of such Rents.

34.         NOTICES.

All notices and demands which may or are required to be given by either party to the other under this Sublease shall be in writing and shall be deemed to have been fully given upon the earlier of (a) receipt, or (b) three (3) days after being deposited in the U.S. Mail or delivered to a reputable, nationally recognized overnight courier/delivery service, for overnight delivery, addressed as follows:

To Tenant:	Evans & Sutherland Computer Corporation
770 Komas Drive
Salt Lake City, Utah 84108

To Landlord:	Wasatch Research Park I, LLC
595 Riverwood Parkway, Ste 400
Logan, UT 84321

With a copy to:	Wasatch Commercial Property Mgmt.
175 E. 400 S., Ste 150
Salt Lake City, UT 84111

A party may designate another place for notice, in place of those listed above, upon notice to the other party in the manner set forth in this Section.

35.         END OF TERM.

At the end of this Sublease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted.  If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Buildings; Tenant will not remove any trade fixtures or equipment without Landlord’s written consent if such fixtures or equipment are used in the operation of the Buildings or improvements or the removal of such fixtures or equipment will result in impairing the structural strength of the Buildings or improvements.  Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment and furniture as Landlord has requested in accordance with Section 7.  Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions and improvements.  All trade fixtures, equipment, furniture, inventory, effects, alterations, additions and improvements not so removed will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Buildings or premises caused by the removal of such property.  Tenant’s obligation to observe and perform this covenant will survive the expiration or other termination of this Sublease.

36.         COMPLETE AGREEMENT.

There are no oral agreements between Landlord and Tenant affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Sublease.  This Sublease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

37.         AUTHORITY.

The person(s) executing this Sublease on behalf of the parties herein hereby covenants and warrants that (a) such party is a duly authorized and validly existing entity under the laws of the State in which it was formed, (b) such party has and is qualified to do business in Utah, (c) such entity has full right and authority to enter into this Sublease, and (d) each person executing this Sublease on behalf of such entity is authorized to do so.

38.         FAILURE TO OCCUPY.

Any failure to occupy the Premises does not release the Tenant from the obligation of paying Rents or any other terms set forth herein.

39.         MISCELLANEOUS.

(a)           The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

(b)           Time is of the essence in this Sublease and each and all of its terms and conditions.

(c)           The terms and conditions, benefits and burdens of this Sublease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

(d)           The captions of this Sublease are solely to assist the parties and are not a part of the terms or conditions of this Sublease.

(e)           This Sublease shall be governed by and construed in accordance with the laws of the State of Utah, and is deemed to be executed within the State of Utah.

(f)           In the event that Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the Landlord, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period related to the duration of such delay.

(g)           This Sublease is the result of negotiations between Landlord and Tenant and their attorneys.  Consequently, Landlord or its attorney is the preparer of some provisions, while Tenant or its attorney is the preparer of other provisions.  The parties agree that this Sublease is not to be construed against either party as the preparer.

40.         SEVERABILITY.

If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

41.         BROKERS.

Landlord and Tenant represent and warrant that there are no claims for brokerage commissions or finder's fees in connection with this Sublease and agree to indemnify each other against and hold each other harmless from all liabilities arising from such claim, including any attorney's fees connected therewith.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Sublease dated the day and year first above written.

TENANT:	EVANS & SUTHERLAND COMPUTER CORPORATION,
a Utah corporation

	By:	/S/ David H. Bateman

	Its::	President and CEO

LANDLORD:	WASATCH RESEARCH PARK I, LLC,
a Utah limited liability company

	By:	/S/ Dale Christiansen

	Its: :	Manager

STATE OF UTAH		)
:
COUNTY OF Salt Lake	)

The foregoing Sublease Agreement was acknowledged before me this 13th day of November, 2009, by Dale Christiansen, the Manager of Wasatch Research Park I, LLC, for and on behalf of Wasatch Research Park I, LLC.

/s/ Carol A. Young

STATE OF Utah	)		NOTARY PUBLIC
:
COUNTY of Salt Lake	)

The foregoing Sublease Agreement was acknowledged before me this 13th day of November, 2009, by David H. Bateman, the President of Evans & Sutherland Computer Corporation, for and on behalf of Evans & Sutherland Computer Corporation.

/s/ Carol A. Young
NOTARY PUBLIC